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                                                                     EXHIBIT 5.1


                          [LETTERHEAD OF LOEB & LOEB]


Direct Dial: 310-282-2350
e-mail: dficksman@loeb.com

                                October 2, 2000

Inforetech Wireless Technology, Inc.
5500-152nd Street
Suite 214
Surrey, BC Canada V358E7

Ladies and Gentlemen:

     We have acted as counsel to Inforetech Wireless, Inc., a Nevada Corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form SB-2 (the "Registration Statement"), relating to the proposed sale by certain shareholders of the Company (the "Selling Stockholders") of 1,805,000 shares of Class A Common Stock (the "Common Stock"). The 1,805,000 shares offered include (i) up to 425,000 shares underlying the Series A Eight (8%) Convertible Notes and 100,000 warrants to purchase Common Stock, exercisable at a price of $6.25 per share; (ii) up to 500,000 shares underlying the 8% Convertible Debenture and 100,000 warrants to purchase Common Stock, exercisable pursuant to the terms of the Common Stock Warrant Purchase Agreement; 20,000 shares of Common Stock issued to Abacus Capital LLC in exchange for 20,000 shares of Inforetech Golf 2000, Inc.; and (iii) 230,000 shares of Common Stock issued to TMR Investments 1 LLC in exchange for 230,000 shares of Inforetech Golf 2000, Inc. and up to 430,000 warrants to purchase Common Stock, exercisable at a price of which is $2.00 per share.

     In so acting, we have examined and relied upon the originals or copies, certified or otherwise identified to our satisfaction, of such Company records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below. Based upon the foregoing and such examination of law as we have deemed necessary, we are of the
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Inforetech Wireless Technology, Inc.
October 2, 2000
Page 2


opinion that the Shares and Warrants to be offered by the Selling Stockholders, when sold under the circumstances contemplated in the Registration Statement, will be legally issued, fully paid and non-assessable.

     We consent to the use of this letter as an Exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" included in the Prospectus forming a part of the Registration Statement.


                              Sincerely,

                              Loeb & Loeb LLP


                              By /s/ David L. Ficksman
                              ----------------------------
                                     a Partner of the Firm